                                                                 DRAFT: 26.03.01




                                  FUNDTECH LTD.


                        CONSOLIDATED FINANCIAL STATEMENTS


                             AS OF DECEMBER 31, 2000


                                 IN U.S. DOLLARS




                                      INDEX


                                                                       PAGE

REPORT OF INDEPENDENT AUDITORS                                         F-2

CONSOLIDATED BALANCE SHEETS                                         F-3 - F-4

CONSOLIDATED STATEMENTS OF OPERATIONS                                  F-5

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY                          F-6

CONSOLIDATED STATEMENTS OF CASH FLOWS                               F-7 - F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                          F-9 - F-29




                              - - - - - - - - - - -

[ERNST & YOUNG LOGO]      - KOST FORER & GABBAY       - Phone: 972-3-6232526
                            3 Aminadav St.              Fax: 972-3-5622555
                            Tel-Avtv 67067, Israel




                         REPORT OF INDEPENDENT AUDITORS

                             To the Shareholders of

                                  FUNDTECH LTD.

     We have audited the accompanying consolidated balance sheets of Fundtech Ltd. ("the Company") and its subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Fundtech Ltd. and its subsidiaries as of December 31, 1999 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles in the United States.




Tel-Aviv, Israel                                    KOST, FORER & GABBAY
February 13, 2001                        A Member of Ernst & Young International

                                                                   FUNDTECH LTD.


CONSOLIDATED BALANCE SHEETS
(U.S. DOLLARS IN THOUSANDS)


                                                                      DECEMBER 31
                                                                  1999         2000
                                                                --------     --------
   ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                     $ 41,493     $ 18,116
  Short-term bank deposits                                          --          3,132
  Marketable securities (Note 3)                                  41,023       42,067
  Trade receivables (net of allowance for doubtful accounts
  $ 310 in 1999 and $ 1,315 in 2000) (Note 4)                     11,753       24,375
  Other receivables and prepaid expenses                           1,777        2,623
  Inventories                                                         91           96
                                                                --------     --------
                                                                  96,137       90,409
                                                                --------     --------
LONG-TERM INVESTMENTS:
  Severance pay fund                                                 233          343
  Long - term trade receivables (Note 5)                           1,033        3,673
  Lease deposits                                                    --            476
                                                                --------     --------
                                                                   1,266        4,492
                                                                --------     --------
PROPERTY AND EQUIPMENT, NET (Note 6)                               7,941       11,038
                                                                --------     --------
OTHER ASSETS, NET (Note 7)                                        19,798       20,933
                                                                --------     --------
                                                                $125,142     $126,872
                                                                ========     ========


The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.

CONSOLIDATED BALANCE SHEETS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                       DECEMBER 31
                                                                                   1999             2000
                                                                                 ---------      ---------
   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade payables                                                                 $   1,528      $   3,090
  Deferred revenues                                                                    991            537
  Other payables and accrued expenses (Note 8)                                       3,602          2,942
                                                                                 ---------      ---------
                                                                                     6,121          6,569
                                                                                 ---------      ---------
LONG-TERM LIABILITIES:
  Accrued severance pay                                                                278            462
  Other long-term liabilities                                                          149            127
                                                                                 ---------      ---------
                                                                                       427            589
                                                                                 ---------      ---------
COMMITMENTS AND CONTINGENT LIABILITIES (Note 9)

SHAREHOLDERS' EQUITY
Share capital (Note 10):
  Ordinary shares of NIS 0.01 par value:
   Authorized: 19,949,998 shares as of December 31, 1999 and 2000;
   Issued and outstanding: 13,951,582 and 14,184,474 shares as of
     December 31, 1999 and 2000, respectively                                          42             42
  Deferred shares of NIS 0.01 par value: Authorized, issued and outstanding:
   50,002 shares as of December 31, 1999 and 2000                                     --             --
  Additional paid-in capital                                                       137,997        139,420
  Deferred stock compensation                                                         (147)           (32)
  Accumulated other comprehensive loss                                              (1,156)        (3,951)
  Accumulated deficit                                                              (18,142)       (15,765)
                                                                                 ---------      ---------
                                                                                   118,594        119,714
                                                                                 ---------      ---------
                                                                                 $ 125,142      $ 126,872
                                                                                 =========      =========




The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                              YEAR ENDED DECEMBER 31,
                                                                         1998          1999             2000
Revenues:

  Software license                                                     $ 14,007       $ 17,667       $ 28,492
  Maintenance and service                                                 7,116         12,531         17,351
  Hardware sales                                                          2,009          1,493          1,437
                                                                       --------       --------       --------
Total revenues                                                           23,132         31,691         47,280
                                                                       --------       --------       --------
Cost of revenues:

  Software license costs                                                    238            559            252
  Maintenance and service costs                                           4,549          8,051         12,292
  Hardware costs                                                          1,631          1,132          1,131
                                                                       --------       --------       --------
Total cost of revenues                                                    6,418          9,742         13,675
                                                                       --------       --------       --------
Gross profit                                                             16,714         21,949         33,605
                                                                       --------       --------       --------
Operating expenses:

  Software development, net                                               6,636         12,880         17,747
  Selling and marketing, net                                              2,970          6,464          9,637
  General and administrative                                          (*) 2,318      (*) 3,995          6,924
  Amortization of acquisition related goodwill and other
   intangible assets                                                  (*)   153      (*) 1,275          2,462
  In-process research and development write-off  (Note 1b)               16,600          2,802           --
                                                                       --------       --------       --------
Total operating expenses                                                 28,677         27,416         36,770
                                                                       --------       --------       --------
Operating loss                                                          (11,963)        (5,467)        (3,165)
Financial income, net (Note 13b)                                            571          3,756          5,542
                                                                       --------       --------       --------
Net income (loss)                                                      $(11,392)      $ (1,711)      $  2,377
                                                                       ========       ========       ========
Basic earnings (loss) per share (Note 11)                              $  (1.12)      $  (0.13)      $   0.17
                                                                       ========       ========       ========
Diluted earnings (loss) per share (Note 11)                            $  (1.12)      $  (0.13)      $   0.16
                                                                       ========       ========       ========

(*)  Reclassified.

The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                     ADDITIONAL    DEFERRED
                                     PREFERRED SHARES      ORDINARY SHARES       DEFERRED SHARES      PAID-IN       STOCK
                                     SHARES     AMOUNT     SHARES     AMOUNT    SHARES      AMOUNT    CAPITAL    COMPENSATION
Balance as of January 1, 1998       5,202,521     $   10  2,774,997     $   7      50,002    $   -    $ 12,623    $   (197)

Stock split effected as a stock
  dividend (50%)                           -           -          -         8           -        -          (8)          -
Exercise of stock options, net             -           -     42,325   *)    -           -        -         159           -
Exercise of warrants, net                  -           -    184,609         1           -        -         130           -
Conversion of Preferred Shares
  into Ordinary Shares             (5,202,521)       (10) 5,202,521        10           -        -           -           -
Issuance of Ordinary Shares, net           -           -  2,587,500         8           -        -      28,667           -
Deferred stock compensation                -           -          -         -           -        -          93         (93)
Amortization of deferred stock             -           -          -         -           -        -           -          71
  compensation
Net loss                                   -           -          -         -           -        -           -           -
                                    --------    --------  ----------   -------     --------    -----  ----------      -------
Total comprehensive loss
Balance as of December 31, 1998            -           - 10,791,952        34      50,002        -      41,664        (219)
Exercise of stock options, net             -           -    118,546   *)    -           -        -         530           -
Exercise of warrants, net                  -           -     35,763   *)    -           -        -         427           -
Issuance of Ordinary Shares, net           -           -  3,005,321         8           -        -      95,376           -
Amortization of deferred stock
  compensation                             -           -          -         -           -        -           -          72
Comprehensive loss:
Foreign currency translation               -           -          -         -           -        -           -           -
  adjustments
Unrealized losses on available
  for sale securities, net                 -           -          -         -           -        -           -           -
Net loss                                   -           -          -         -           -        -           -           -
                                    --------    --------  ----------   -------     --------    -----  ----------      -------
Total comprehensive loss
Balance as of December 31, 1999            -           - 13,951,582        42      50,002        -     137,997        (147)
Exercise of stock options, net             -                192,892  *)                 -        -         966           -
                                                                            -
Exercise of warrants, net                  -                 40,000  *)                 -        -         520           -
                                                                            -
Amortization of deferred stock
  compensation                             -           -          -         -           -        -           -          52
Forfeiture of stock options                -           -          -         -           -        -         (63)         63
Comprehensive loss:
Foreign currency translation
  adjustments                              -           -          -         -           -        -           -           -
Unrealized losses on available
  for sale securities, net                 -           -          -         -           -        -           -           -
Net income                                 -           -          -         -           -        -           -           -

Total comprehensive loss
                                    --------    --------  ----------   -------     --------    -----  ----------      -------
Balance as of December 31, 2000            -    $      -  14,184,474   $    42       50,002    $   -   $ 139,420      $  (32)
                                    ========    ========  ==========   =======     ========    =====  ==========      =======

                                      ACCUMULATED
                                         OTHER                       TOTAL         TOTAL
                                     COMPREHENSIVE  ACCUMULATED  COMPREHENSIVE  SHAREHOLDERS'
                                         LOSS         DEFICIT        LOSS          EQUITY
Balance as of January 1, 1998           $    -       $ (5,039)   $       -      $   7,404

Stock split effected as a stock
dividend (50%)                               -              -            -              -
Exercise of stock options, net               -              -            -            159
Exercise of warrants, net                    -              -            -            131
Conversion of Preferred Shares
  into Ordinary Shares                       -              -            -              -
Issuance of Ordinary Shares, net             -              -            -         28,675
Deferred stock compensation                  -              -            -              -
Amortization of deferred stock               -              -            -             71
  compensation
Net loss                                     -        (11,392)     (11,392)       (11,392)
                                       ---------      ---------  ---------        ---------
Total comprehensive loss                                         $ (11,392)
Balance as of December 31, 1998              -        (16,431)           -         25,048
Exercise of stock options, net               -              -            -            530
Exercise of warrants, net                    -              -            -            427
Issuance of Ordinary Shares, net             -              -            -         95,384
Amortization of deferred stock
  compensation                               -              -            -             72
Comprehensive loss:
Foreign currency translation              (450)             -         (450)          (450)
  adjustments
Unrealized losses on available
for sale securities, net                  (706)             -         (706)          (706)
  Net loss                                   -         (1,711)      (1,711)        (1,711)
                                       ---------      ---------  ---------        ---------
Total comprehensive loss                                        $   (2,867)
                                                                 =========
Balance as of December 31, 1999         (1,156)       (18,142)                    118,594
Exercise of stock options, net               -              -                         966

Exercise of warrants, net                    -              -                         520

Amortization of deferred stock
  compensation                               -              -                          52
Forfeiture of stock options                  -              -                           -
Comprehensive loss:
Foreign currency translation
  adjustments                             (465)             -   $     (465)          (465)
Unrealized losses on available
  for sale securities, net              (2,330)             -       (2,330)        (2,330)
Net income                                   -           2,377       2,377          2,377

Total comprehensive loss
                                       ---------      ---------  ---------        ---------
                                                                $     (418)
                                                                 =========
Balance as of December 31, 2000        $(3,951)       $(15,765)                  $119,714
                                       =========      =========                  =========

*) Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. DOLLARS IN THOUSANDS)

                                                                                                YEAR ENDED DECEMBER 31,
                                                                                        1998             1999                2000

Cash flows from operating activities:

  Net income (loss)                                                                  $(11,392)          $ (1,711)          $  2,377
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation and amortization                                                         490              3,179              5,187
    In-process research and development write-off                                      16,600              2,802               --
    Amortization of deferred stock compensation                                            71                 72                 52
    Trading marketable securities, net                                                   --                1,176               --
    Decrease (increase) in trade receivables and long-term
      trade receivables                                                                (5,008)               146            (15,272)
    Decrease (increase) in other receivables and prepaid
      expenses                                                                            120               (720)              (856)
    Increase in trade payables                                                            615                 27              1,566
    Increase (decrease) in deferred revenues, other payables
      and accrued expenses                                                                645             (5,970)            (2,905)
    Others                                                                               --                    4                 72
                                                                                      -------            -------            -------
Net cash provided by (used in) operating activities                                     2,180               (995)            (9,779)
                                                                                      -------            -------            -------
Cash flows from investing activities:

  Payments for acquisitions (a)                                                       (18,824)           (17,040)              --
  Investments in available for sale marketable securities                                --              (41,729)            (3,374)
  Proceeds from short-term bank deposits                                                2,694               --                 --
  Investment in short-term bank deposits                                                                                     (3,132)
  Investments in long-term lease deposits                                                --                 --                 (476)
  Purchase of property and equipment                                                   (3,069)            (5,156)            (5,907)
  Proceeds from sale of property and equipment                                             12                  7                 81
  Capitalization of software development costs                                           --                 --               (1,975)
                                                                                      -------            -------            -------
Net cash used in investing activities                                                 (19,187)           (63,918)           (14,783)
                                                                                      =======            =======            =======


The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. DOLLARS IN THOUSANDS)

                                                                                             YEAR ENDED DECEMBER 31,
                                                                                       1998               1999               2000
                                                                                     --------            -------            --------
Cash flows from financing activities:

  Proceeds from issuance of Ordinary shares and exercise of
    stock options and warrants, net                                                    28,965             93,387              1,486
  Short-term bank credit, net                                                            (250)              --                 --
  Principal payment of long-term loan to a related party                                 (242)              --                 --
  Principal payment of long-term loans                                                    (20)              --                 --
                                                                                     --------            -------           --------
Net cash provided by financing activities                                              28,453             93,387              1,486
                                                                                     --------            -------           --------
Effect of exchange rate on cash and cash equivalents                                     --                 --                 (301)
                                                                                     --------            -------           --------
Increase (decrease) in cash and cash equivalents                                       11,446             28,474            (23,377)
Cash and cash equivalents at the beginning of the year                                  1,573             13,019             41,493
                                                                                     --------            -------           --------
Cash and cash equivalents at the end of the year                                     $ 13,019            $41,493           $ 18,116
                                                                                     ========            =======           ========

(a) Payments for acquisitions: (see Note 1b)

Estimated fair value of assets acquired and liabilities assumed at the date of acquisition:

Working capital deficiency, excluding cash and cash
   equivalents                                                                       $ (1,133)            (2,171)
Property and equipment                                                                    241              1,001
Goodwill                                                                                3,116             18,511
In-process research and development                                                    16,600              2,802
Deferred income taxes                                                                    --                 (149)
                                                                                     --------            -------
                                                                                       18,824             19,994
Issuance of Ordinary shares                                                              --               (2,954)
                                                                                     --------            -------
                                                                                     $ 18,824           $ 17,040
                                                                                     ========            =======
Supplemental disclosure of cash flows activities:

Cash paid during the year for:
  Interest                                                                                $16               $ 27              $  34
                                                                                     ========            =======           ========
Non-cash transaction:
  Unrealized losses on available-for-sale-securities                                      $--               $706             $2,330
                                                                                     ========            =======           ========


The accompanying notes are an integral part of the consolidated financial statements.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. DOLLARS IN THOUSANDS)


NOTE 1:- GENERAL

     a. Fundtech Ltd. ("the Company") was incorporated in Israel in April 1993, and commenced operations approximately at that time. In 1995, Fundtech Corporation ("Fundtech Corp."), a wholly-owned U.S. subsidiary of the Company was incorporated in the U.S.A and commenced operations at that time. On December 29, 1998 the Company established a wholly-owned subsidiary in England ("Fundtech England"). This subsidiary commenced its operations on January 6, 1999.

          On July 26, 1999, the Company established a wholly-owned subsidiary in the Netherlands under the name Fundtech Netherlands BV ("BV"). On September 30, 1999, the Company established, through Fundtech Corp., a wholly-owned U.S. subsidiary which is incorporated in the State of Texas under the name FCMS, LLC.

          On November 26, 1999, the Company established a wholly-owned subsidiary in Australia under the name Fundtech Australia PTY Limited ("Fundtech Australia") This subsidiary commenced operations in January 2000.

          The Company and its subsidiaries design, develop, market and support a suite of mission critical client/server software and internet software which automate the process of transferring funds among corporations, banks and clearance systems, and enable businesses to manage global cash positions efficiently and in real time.

          No customer exceeded 10% of the Company's revenues in 1998, 1999 and 2000.

     b.   Acquisitions:

          1. In April 1998, the Company through its wholly-owned subsidiary ("Fundtech Corp.") acquired from CheckFree Holdings Corporation ("CheckFree") assets and liabilities of certain businesses ("the acquired businesses") engaged primarily in the design and development of cash management software products and the development and sale of wire transfer products ("the Acquisition").

               The Company paid $18,824 for the acquired businesses.

               The acquisition has been accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill, which is amortized by the straight-line method over 10 years. The Company recorded an expense in the amount of $ 16,600 which represents the estimated value of the software acquired from CheckFree for which technological feasibility has not yet been established and for which no alternative future use exists ("in-process research and development write-off").

               The acquired business's financial statements are consolidated with those of the Company commencing with the second quarter of 1998.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


               The estimated fair value of the assets acquired and liabilities assumed at the date of acquisition are summarized as follows:

               Working capital deficiency                  $  (1,133)
               Property and equipment                            241
               In-process research and development            16,600
               Goodwill                                        3,116
                                                           ---------
                                                           $  18,824
                                                           =========

          2. In June 1999, the Company acquired through its wholly-owned subsidiary (BV) all the outstanding shares of Biveroni Batchelet Partners AG ("BBP"), a Swiss corporation in the field of electronic payment solutions, for an aggregate purchase price of approximately $ 13,963, of which $ 11,009 was paid in cash and $ 2,954 in stock (105,315 Ordinary shares). The acquisition has been accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their fair values at the date of acquisition.

               The excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill which is amortized using the straight-line method over an average of eight and a half years.

               The Company recorded an expense in the amount of $ 2,802 which represents the estimated value of the software acquired for which technological feasibility has not yet been established and for which no alternative future use exists ("in process research and development write-off")

               BBP's financial statements are consolidated with those of the Company commencing with the second quarter of 1999.

               The estimated fair value of the assets acquired and liabilities assumed at the date of acquisition are summarized as follows:

               Working capital deficiency                  $   (578)
               Deferred income taxes                           (149)
               Property and equipment                           701
               In process research and development            2,802
               Technology                                     3,390
               Goodwill                                       7,797
                                                           --------
                                                           $ 13,963
                                                           ========

               See also Note 2(i) - for reallocation of the purchase price during 2000.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


          3. On September 30, 1999, the Company acquired through its wholly-owned subsidiary (FCMS, LLC) certain assets and certain liabilities of Sterling, a U.S. company engaged in the field of electronic data interchange, for an aggregate purchase price of approximately $ 6,982.

               The acquisition has been accounted for using the purchase method of accounting, and accordingly the purchase price has been allocated to the assets acquired and the liabilities assumed based on their fair values at the date of acquisition. The excess of the purchase price over the estimated fair values of net assets acquired has been recorded as goodwill which is being amortized by the straight-line method over an average of 9.2-year period.

               Sterling's financial statements are consolidated with those of the Company since September 30, 1999.

               The estimated fair value of the assets acquired and liabilities assumed at the date of acquisition are summarized as follows:

               Working capital deficiency                           $   (642)
               Property and equipment                                    300
               Technology                                              1,100
               Goodwill                                                6,224
                                                                    --------
                                                                    $  6,982
                                                                    ========

               See also Note 2(i) - for reallocation of the purchase price during 2000.

          c. The following represents the unaudited pro forma results of operations assuming the 1999 acquisitions occurred on January 1, 1998 and January 1, 1999, and the 1998 acquisitions occurred on January 1, 1998, excluding the write-off of the acquired in-process research and development.

               Statement of operations data:

                                                     YEAR ENDED DECEMBER 31,
                                                       1998         1999

               Revenues                              $  33,002     $  37,957
                                                     =========     =========
               Net income (loss)                     $   3,642     $   (696)
                                                     =========     =========
               Basic earnings (loss) per share       $    0.34     $  (0.05)
                                                     =========     =========
               Diluted earnings (loss) per share     $    0.31     $  (0.05)
                                                     =========     =========

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)




NOTE 2:-      SIGNIFICANT ACCOUNTING POLICIES

              The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP").

              a.     Use of estimates:

                     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

              b.     Financial statements in U.S. dollars:

                     A majority of the revenues of the Company and certain of its subsidiaries is generated in U.S. dollars ("dollar"). In addition, a substantial portion of the Company's costs is incurred in dollars. Company's management believes that the dollar is the primary currency of the economic environment in which the Company and its subsidiaries operate. Thus, the functional and reporting currency of the Company and its subsidiaries is the dollar.

                     Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement No. 52 of the Financial Accounting standard Board ("FASB") "Foreign Currency Translation". All transactions gains and losses from the remeasurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses as appropriate.

                     The financial statements of a foreign subsidiary whose functional currency is not the U.S. dollar, have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate for the period. The resulting translation adjustments are reported as a separate component of accumulated other comprehensive income (loss) in shareholders' equity.

              c.     Principles of consolidation:

                     The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

              d.     Reclassification:

                     Certain amounts from prior years referring to amortization of acquisition related goodwill and other intangible assets have been reclassified to conform with current period presentation.

              e.     Cash equivalents:

                     Cash equivalents are short-term, highly liquid investments that are readily convertible to cash, when originally purchased with maturities of three months or less.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



          f.   Short-term bank deposits:

               Bank deposits with maturities of more than three months but less than one year, are included in short-term deposits. The short-term deposits are presented at cost, including accrued interest.

          g.   Marketable securities:

               The Company accounts for its investments in marketable securities using Statement of Financial Accounting Standard Board No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115").

               Management determines the proper classifications of investments in obligations with fixed maturities and marketable equity securities at the time of purchase and reevaluates such designations as of each balance sheet date. At December 31, 2000, all securities covered by SFAS No. 115 were designated as available-for-sale. Accordingly, these securities are stated at fair value, with unrealized gains and losses reported in a separate component of accumulated other comprehensive loss in shareholders' equity. Realized gains and losses on sales of investments, as determined on a specific identification basis, are included in the consolidated statement of operations.

               The Company's trading securities are carried at their fair value based upon the quoted market price of those investments. All trading securities were sold prior to December 31, 1999. Net realized and unrealized gains and losses on these securities were included in the statements of operations.

          h.   Long-term trade receivables:

               Long-term receivables from extended payment agreements (See Note
               2k) are recorded at estimated present values determined based on current rates of interest and reported at the net amounts in the accompanying financial statements. Imputed interest is recognized, using the effective interest method as a component of interest income in the accompanying statements.

          i.   Property and equipment:

               Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rate:

                                                                %
                                                            ----------

                Office furniture and equipment                 6 - 15
                Computers and software                        20 - 33
                Motor vehicles                                     15
                Leasehold improvements              Over the term of the lease

               The Company and its subsidiaries periodically assess the recoverability of the carrying amount of property and equipment and provide for any possible impairment loss based upon the difference between the carrying amount and fair value of such assets. In accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". As of December 31, 2000, no impairment losses have been identified.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



          j.   Goodwill and technology:

               Goodwill and technology are stated at amortized cost. Amortization is calculated using the straight-line method over the estimated useful lives at the following annual rates:

                                                                           %

               Goodwill                                                10 - 12
               Technology                                                 20

               The carrying values of goodwill and other intangible assets are periodically reviewed by management, based on the expected future undiscounted operating cash flows over the remaining goodwill amortization period. If this review indicates that goodwill and contract rights will not be recoverable the carrying value of the goodwill is reduced to estimated fair value.

               Certain preacquisition contingency reserves were established as of the acquisition dates that are subject to adjustment during the "allocation period" in accordance with SFAS 38 "Accounting for Preacquisition Contingencies". The fair value of the net assets acquired from BBP and Sterling has been adjusted to reflect the resolution of these contingencies established relating to certain litigation and liabilities associated with acquired contractual commitments.

               The purchase price reallocation resulted in a total reduction to the fair value of the Sterling and BBP acquisitions of approximately $ 1,573 and $ 214, respectively as well as a corresponding increase to goodwill.

          k.   Income taxes:

               The Company and its subsidiaries account for income taxes in accordance with Statement of Financial Accounting Standards
               (SFAS) 109, "Accounting for Income Taxes". This Statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

          l.   Revenue recognition:

               The Company and its subsidiaries generate revenues from licensing the rights to use its software products directly to end-users and indirectly through sub-license fees from resellers. The Company and its subsidiaries also generate revenues from sales of professional services, including consulting, implementation, training and maintenance.

               In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), as amended in June 2000, which summarizes the staffs views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company adopted SAB 101 during the fourth quarter of 2000. The adoption did not have a significant effect on the consolidated results of operations or financial position.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



               Revenues from software license agreements are recognized when all criteria outlined in Statement Of Position (SOP) 97-2 "Software Revenue Recognition" (as amended) are met. Revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable and collectibility is probable.

               Where software arrangements involve multiple elements, revenue is allocated to each element based on vendor specific objective evidence ("VSOE") of the relative fair values of each element in the arrangement, in accordance with the "residual method" prescribed by SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition With Respect to Certain Transactions". The Company's VSOE used to allocate the sales price to services and maintenance is based on the price charged when these elements are sold separately. License revenues are recorded based on the residual method. Under the residual method, revenue is recognized for the delivered elements when (1) there is VSOE of the fair values of all the undelivered elements, and (2) all revenue recognition criteria of SOP 97-2, as amended, are satisfied. Under the residual method any discount in the arrangement is allocated to the delivered element.

               SOP 97-2 specifies that extended payment terms in a software licensing arrangement may indicate that the software license fees are not deemed to be fixed or determinable. In addition, if payment of a significant portion of the software license fees is not due until more than twelve months after delivery, the software license fees should be presumed not to be fixed or determinable, and thus should be recognized as the payments become due. However, SOP 97-2 specifies that if the Company has a standard business practice of using extended payment terms in software licensing arrangements and has a history of successfully collecting the software license fees under the original terms of the software licensing arrangement without making concessions, the Company overcomes the presumption that the software license fees are not fixed or determinable. Thus, the Company should recognize the software license fees when all other SOP 97-2 revenue recognition criteria are met. The Company has concluded that for certain software arrangements with extended payment terms, the "fixed or determinable" presumption has been overcome and software license fees have been recognized upon meeting the remaining SOP 97-2 revenue recognition criteria. The present value of such software license fees recognized in fiscal years 1998, 1999 and 2000 totaled approximately $430, $1,700 and $ 5,000 respectively.

               When contracts contain hosting services arrangements, the Company applies EITF 00-03 "Software Revenue Recognition, to Arrangements That Include the Right to Use Software Stored On Another Entity's Hardware".

               Revenues from software licenses that require significant customization, integration and installation are recognized based on SOP 81-1 "Accounting for Performance of Construction - Type and Certain Production - Type Contracts", using contract accounting on a percentage of completion method, based on the relationship of actual costs incurred to total costs estimated to be incurred over the duration of the contract.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                     Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are first determined, in the amount of the estimated loss on the entire contract. As of December 31, 2000 no such estimated losses were identified.

                     Revenue on arrangements with customers who are not the ultimate users (such as resellers) is not recognized until the product has been delivered to the end user.

                     Revenues from maintenance and services are recognized over the life of the maintenance agreement or at the time that services are rendered.

                     Revenues from hardware sales are recognized when persuasive evidence of an agreement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable.

                     Deferred revenues include unearned amounts received under maintenance and support contracts and amounts billed to customers but not recognized as revenues.

              m.     Severance pay:

                     The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees, is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual.

                     The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

                     Severance expenses for the years ended December 31, 1998, 1999 and 2000 amounted to approximately $104, $143 and $74, respectively.

              n.     Software development costs:

                     Software development costs incurred in the process of developing product improvements or new products, are generally charged to expenses as incurred, net of participation of the Office of the Chief Scientist.

                     SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company and its subsidiaries product development process, technological feasibility is established upon completion of a detailed program design.

                     Costs incurred by the Company between completion of the detailed program design and the point at which the product is ready for general release have been capitalized.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                     Capitalized software costs are amortized by the greater of the amount computed using the: (i) ratio that current gross revenues from sales of the software to the total of current and anticipated future gross revenues from sales of that software, or (ii) the straight-line method over the estimated useful life of the product (three to five years).

              o.     Concentration of credit risks:

                     Financial instruments that potentially subject the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents, short-term bank deposits marketable securities, trade receivables and long-term trade receivables. The Company's cash and cash equivalents and short-term bank deposits are invested mainly in deposits with major banks in Israel, Europe and in the United States. Marketable securities are invested in major investment banks in the United States. Management believes that the financial institutions that hold the Company and its subsidiaries investments are financially sound, the portfolio is well diversified and accordingly, minimal credit risk exists with respect to these investments. The trade receivables and long-term trade receivables of the Company and its subsidiaries include banks and large financial institutions. The Company and its subsidiaries generally do not require collateral; however, in certain circumstances, the Company and its subsidiaries may require letters of credit, other collateral or additional guarantees. An allowance for doubtful accounts is determined with respect to those amounts that the Company and its subsidiaries have determined to be doubtful of collection. The Company and its subsidiaries perform ongoing credit evaluations of its customers and to date have not experienced any material losses.

                     The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts of other foreign hedging arrangements.

              p.     Basic and diluted earnings (net loss) per share:

                     Basic earnings (net loss) per share is computed based on the weighted average number of Ordinary shares outstanding during each year. Diluted earnings per share is computed based on the weighted average number of Ordinary shares outstanding during each year, plus dilutive potential Ordinary shares considered outstanding during the year, in accordance with FASB Statement No. 128, "Earnings Per Share".

                     In 1998, 1999 and 2000 outstanding stock options and warrants have been excluded from the calculation of the diluted earnings per Ordinary share because all such securities are anti-dilutive for all periods presented. The total weighted average number of shares related to the outstanding options and warrants excluded from the calculations of diluted earnings (net loss) per share was 1,141,722, 1,355,421 and 543,120, for the years ended
                     December 31, 1998, 1999 and 2000, respectively. (See Note
                     11).

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)




              q.     Accounting for stock-based compensation:

                     The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25") and Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44") in accounting for its employee stock option plans. Under APB 25, when the exercise price of the Company's share options is less than the market price of the underlying shares on the date of grant, compensation expense is recognized and amortized as compensation expenses ratably over the vesting period. The pro forma disclosures required by SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), are provided in
                     Note 10d.

                     The Company applies SFAS 123 and EITF 96-18 "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" with respect to options issued to non-employees. SFAS 123 requires use of an option valuation model to measure the fair value of the options at the grant date.

              r.     Fair value of financial instruments:

                     The following methods and assumptions were used by the Company and its subsidiaries in estimating their fair value disclosures for financial instruments:

                     The carrying amounts of cash and cash equivalents, short-term bank deposits, trade receivable and trade payables approximate their fair value due to the short-term maturity of such instruments.

                     The fair value of marketable securities is based on quoted market price

                     The fair value of long-term receivables is estimated by discounting the future cash flows using the current rates of which similar credits would be made to customers with similar credit ratings and for the same remaining maturities. The carrying amount of long-term trade receivables approximates their fair value since the interest rate which was used in order to discount future cash flows remained unchanged.

              s.     Impact of recently issued accounting standards:

                     In June 1998, the Financial Accounting Standards Board issued Statement No. 133, accounting for Derivative Instruments and Hedging Activities, as amended, which is required to be adopted in fiscal years beginning after June 15, 2000. Because the Company uses no derivatives, management believes that the adoption of the new Statement will have no effect on earnings or the financial position of the Company.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)




NOTE 3:-      MARKETABLE SECURITIES

                                                             DECEMBER 31
                                                      -------------------------
                                                        1999             2000
                                                      --------         --------
              Cost                                    $ 41,729         $ 45,103
              Gross unrealized losses                     (706)          (3,036)
                                                      --------         --------

              Fair value                              $ 41,023         $ 42,067
                                                      ========         ========


              All marketable securities are mutual funds issued by an investment bank in the U.S.

              The Company did not realize losses on sales of available-for-sale securities in 1999 and 2000. The net adjustment to unrealized holding losses on available-for-sale securities included as a separate component of other comprehensive income totaled $ 3,036 in 2000.

              During 1999, one of the subsidiaries sold trading securities in the amount of $ 1,176. The total loss from these securities amounted to $ 19 and was charged to expenses. As of December 31, 2000 the Company and its subsidiaries do not hold any trading securities.

NOTE 4: -     TRADE RECEIVABLES

                                                               DECEMBER 31
                                                        ------------------------
                                                          1999             2000
                                                        -------          -------
              Accounts receivable                       $ 4,416          $10,094
              Unbilled receivables                        7,337           14,281
                                                        -------          -------
                                                        $11,753          $24,375
                                                        =======          =======

NOTE 5:-      LONG-TERM TRADE RECEIVABLES

              Maturity dates - long-term trade
                receivables:

                First year (current maturities)          $  642           $2,603
                Second year                                 529            1,125
                Third year                                  260              971
                Fourth year                                 117              713
                Fifth year                                  127              864
                                                         ------           ------

                                                          1,675            6,276
              Less - current maturities                     642            2,603
                                                         ------           ------

                                                         $1,033           $3,673
                                                         ======           ======

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


NOTE 6:-      PROPERTY AND EQUIPMENT

                                                                           DECEMBER 31
                                                                       -------------------
                                                                          1999        2000
                                                                       -------     -------
         Cost:
           Office furniture and equipment                              $ 1,804     $ 2,426
           Computers and software                                        9,178      13,401
           Motor vehicles                                                  235         293
           Leasehold improvements                                          226       1,094
                                                                       -------     -------

                                                                        11,443      17,214
                                                                       -------     -------

         Accumulated depreciation                                        3,502       6,176
                                                                       -------     -------

         Depreciated cost                                              $ 7,941     $11,038
                                                                       =======     =======

              Depreciation expenses for the years ended December 31, 1998, 1999 and 2000 are $ 337, $ 1,904 and $ 2,725, respectively.

NOTE 7:-      OTHER ASSETS

                                                                           DECEMBER 31
                                                                       -------------------
                                                                          1999        2000
                                                                       -------     -------
              Cost:
                Goodwill                                               $16,736     $18,358
                Technology                                               4,490       4,490
                Capitalized software development costs                      --       1,975
                                                                       -------     -------

                                                                        21,226      24,823
                                                                       -------     -------

              Accumulated amortization                                   1,428       3,890
                                                                       -------     -------

              Amortized cost                                           $19,798     $20,933
                                                                       =======     =======

              Amortization expenses amounted to $ 153, $ 1,275 and $ 2,462 for the years ended December 31, 1998, 1999 and 2000, respectively.

NOTE 8:-      OTHER PAYABLES AND ACCRUED EXPENSES

                                                                            DECEMBER 31
                                                                        ------------------
                                                                          1999        2000
                                                                        ------      ------
              Employees and payroll accruals                            $1,825      $1,489
              Accrued expenses                                           1,300       1,135
              Deferred income taxes                                         61          83
              Office of the Chief Scientist and the Fund for the
                Encouragement of Marketing Activities (see Note 9)         140          72
              Others                                                       276         163
                                                                        ------      ------

                                                                        $3,602      $2,942
                                                                        ======      ======

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


NOTE 9: -     COMMITMENTS AND CONTINGENT LIABILITIES

              a. The Company participated in programs sponsored by the Israeli Government for the support of research and development activities. From the date of establishment, the Company had obtained grants from the Office of the Chief Scientist in the Israeli Ministry of Industry and Trade ("the OCS") aggregating to $ 1,115 for certain of the Company's software development projects. The Company is obligated to pay royalties to the OCS, amounting to 3%-5% of the sales of the products and other related revenues generated from such projects, up to an amount equal to 100%
                     - 150% of the grants received linked to the US dollars. No grants were obtained in 1999 and 2000.

                     Through December 31, 2000, the Company has paid or accrued royalties to the OCS in the amount of $ 956. As of December 31, 2000, the aggregate contingent liability to the OCS was $ 349.

              b. The Israeli Government, through the Fund for the Encouragement of Marketing Activities, awarded the Company grants for participation in expenses for overseas marketing. The Company received an accumulated amount of grants of $ 614 for the years up to and including 2000.

                     The Company is committed to pay royalties at the rate of 3% of the increase in export sales, up to the amount of $ 347 as of December 31, 2000.

              c. On October 22, 1999, an investor filed a class action against the Company in the United States District Court for the District of New Jersey, alleging violation of section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by making statements at an analysts conference before the opening of the market on October 6, 1999, that did not reveal that later that day the Company would announce an earnings decrease.

                     Plaintiff purports to represent a class action consisting of persons and entities who purchased or acquired Ordinary shares of the Company on October 6, 1999.

                     At this point, management and the Company's legal counsel are of the opinion that the, likely outcome of this litigation can not be assessed. However, the Company believes that the claim is without merit and it intends to vigorously contest the lawsuit

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


              d. The Company leases its facilities and vehicles under various operating lease agreements, which expire on various dates, the latest of which is in 2014. The minimum lease commitments under non-cancelable operating leases are as follows:

                     YEAR ENDED DECEMBER 31,
                     2001                                       $  2,167
                     2002                                          1,999
                     2003                                          1,897
                     2004                                          1,830
                     2005-2014                                     5,772
                                                                --------
                                                                $ 13,665
                                                                ========

                     Total rent expenses for the years ended December 31, 1998, 1999 and 2000 were approximately $ 605, $ 1,056 and $1,778, respectively.

NOTE 10:-     SHARE CAPITAL

              a.     General:

                     The Ordinary shares of the Company are traded on the Nasdaq National Market.

                     On June 1, 1999, the Company acquired Biveroni Batschelet Partners AG ("BBP"), for the consideration stated in Note 1b. As part of the acquisition, the Company issued 105,315 Ordinary shares.

                     On April 30, 1999, 2,900,000 Ordinary shares were issued in consideration of approximately $ 92.4 thousand, net of expenses in a second Public Offering.

              b. The Ordinary shares confer upon the in holders the right to receive notice to participate and vote in general meetings of the Company, and the right to receive dividends, if declared.

                     Deferred shares are non-transferable and entitle their holders to no voting, dividend or other rights except for the right to receive the par value of the shares upon dissolution of the Company.

              c.     Stock options:

                     1.     Under the Company's 1996, 1997, 1998, 1999 Stock
                            Option Plans (the "Plans"), options may be granted to employees and directors of the Company or its subsidiaries.

                     2. Pursuant to the Plans, as of December 31, 2000, an aggregate of 573,678 options of the Company are still available for future grant.

                     3. Each option granted under the Plans to employees expires no later than five years from the date of the grant. The options vest primarily over four years. Any options which are canceled or not exercised before expiration become available for future grants. Options granted to directors are vested over a one year period from their date of grant.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




              d. A summary of the Company's share option activity under the Plans is as follows:

                                                                              YEAR ENDED DECEMBER 31,
                                                  -------------------------------------------------------------------------------
                                                          1998                       1999                       2000
                                                  -----------------------     -----------------------     -----------------------
                                                                 WEIGHTED                    WEIGHTED                    WEIGHTED
                                                    NUMBER       AVERAGE        NUMBER       AVERAGE        NUMBER       AVERAGE
                                                      OF         EXERCISE         OF         EXERCISE         OF         EXERCISE
                                                   OPTIONS        PRICE        OPTIONS        PRICE        OPTIONS        PRICE
                                                  ---------      --------     ---------      --------     ---------      --------
                     Outstanding - beginning
                       of the year                  543,753       $ 3.22      1,065,959       $ 8.16      1,355,421        10.84
                     Granted                        624,438       $12.29        528,075       $16.58        818,100        17.38
                     Exercised                      (42,325)      $ 3.77       (118,546)      $ 4.71       (192,892)        4.94
                     Forfeited                      (59,907)      $12.55       (120,067)      $18.36        (90,070)       12.10
                                                  ---------       ------      ---------       ------      ---------       ------

                     Outstanding - end
                       of the year                1,065,959       $ 8.16      1,355,421       $10.84      1,890,559       $14.15
                                                  =========       ======      =========       ======      =========       ======

                       Exercisable options          268,355       $ 4.48        451,805       $ 7.93        624,269       $11.70
                                                  =========       ======      =========       ======      =========       ======

                            The options outstanding as of December 31, 2000 have been separated into ranges of exercise price, as follows:

                                                         OPTIONS          WEIGHTED                       OPTIONS
                                                       OUTSTANDING        AVERAGE      WEIGHTED        EXERCISABLE     WEIGHTED
                                                          AS OF          REMAINING     AVERAGE           AS OF          AVERAGE
                              EXERCISE                 DECEMBER 31,     CONTRACTUAL    EXERCISE       DECEMBER 31,     EXERCISE
                                PRICE                      2000         LIFE (YEARS)    PRICE             2000          PRICE
                           ---------------             ------------     ------------   --------       ------------     --------
                           $  2.33 -  3.33                200,074           1.5        $   3.15          155,813       $   3.10
                           $  7.33 - 10.38                 40,125           1.9        $   7.48           31,500       $   7.42
                           $ 11.50 - 17.00              1,099,147           3.7        $  13.53          310,710       $  12.75
                           $ 19.25 - 22.31                551,213           4.1        $  19.88          126,246       $  20.81
                           ---------------              ---------           ---        --------          -------       --------
                           $  2.33 - 22.31              1,890,559           3.5        $  14.15          624,269       $  11.70
                           ===============              =========           ===        ========          =======       ========

                            Pro-forma information regarding net income (loss) and earnings (net loss) per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the grant date using the Black-Scholes Option valuation Model with the following weighted-average assumptions for the years ended December 31, 1998, 1999 and 2000: risk-free interest rates of 5.5%, 5.6% and 6.0%, respectively dividend yields of 0% for each year, volatility factors of the expected market price of the Company's Ordinary shares of
                            0.75 for each year, and a weighted-average expected life of four years.

                            The weighted average fair values of options granted for the year ended December 31, 1998, 1999 and 2000 at their grant date were $6.33, $9.90 and $10.60, respectively.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                            The weighted average fair values of options granted at an exercise price less than the market price at their grant date for the year ended December 31, 1998 was $ 8.20. All options granted during 1999 and 2000 were at an exercise price that is equal to the fair value of the stock at the grant date.

                            Because changes in the subjective input assumptions can materially affect the fair value estimate, it is the management's opinion that the existing option pricing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. Pro-forma information under SFAS No. 123 is as follows:

                                                                        YEAR ENDED DECEMBER 31,
                                                                --------------------------------------
                                                                  1998           1999            2000
                                                                --------       --------          -----
                             Net income (loss) as reported      $(11,392)      $ (1,711)         2,377
                                                                ========       ========          =====

                             Pro-forma net loss                 $(11,803)      $ (3,580)          (980)
                                                                ========       ========          =====
                             Pro-forma basic and diluted
                             net loss per share                 $  (1.16)      $  (0.28)         (0.07)
                                                                ========       ========          =====

              e.     Dividends:

                     In the event that cash dividends are declared in the future, such dividends will be paid in NIS. The Company does not intend to pay cash dividends in the foreseeable future.

                     The Company has decided to permanently reinvest its tax exempt income (see Note 12a).

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



NOTE 11:-     EARNINGS (NET LOSS) PER SHARE

              The following table sets forth the computation of historical basic and diluted earnings (net loss) per share:

                                                                                1998               1999               2000
                                                                            ------------       ------------       ------------
               Numerator:
                 Net income (loss)                                          $    (11,392)      $     (1,711)      $      2,377
                                                                            ============       ============       ============
                 Numerator for basic earnings (net loss) per net -
                   income (loss) available to Ordinary shareholders         $    (11,392)      $     (1,711)      $      2,377
                                                                            ============       ============       ============
                 Numerator for diluted earnings (net loss) per share -
                   net income (loss) available to Ordinary
                   shareholders after assumed conversions                   $    (11,392)      $     (1,711)      $      2,377
                                                                            ============       ============       ============
               Denominator:
               Weighted average
               Ordinary Shares outstanding                                    10,151,033         12,854,999         14,096,298
                                                                            ------------       ------------       ------------
               Denominator:
                 Denominator for basic earnings (net loss) per
                  share - weighted - average shares                           10,151,033         12,854,999         14,096,298
                                                                            ------------       ------------       ------------
                 Effect of dilutive securities:
                  Employee stock options                                     (*)      --        (*)      --            674,510

                  Warrants                                                   (*)      --        (*)      --              5,807
                                                                            ------------       ------------       ------------

                 Dilutive potential Ordinary Shares                                   --                 --            680,317
                                                                            ------------       ------------       ------------

                 Denominator for diluted earnings (net loss) per
                  share                                                       10,151,033         12,854,999         14,776,615
                                                                            ============       ============       ============

                  (*) Antidilutive

NOTE 12: -    TAXES ON INCOME

              a. Tax benefits under the Law for the Encouragement of Capital Investments, 1959:

                     The Company has been granted in November 1995 the status of an "Approved Enterprise", under the Law for the Encouragement of Capital Investments, 1959 (the "Investment Law") and the Company has elected the alternative benefits program, waiver of grants in return for tax exemptions. Pursuant thereto, the income of the Company derived from the "Approved Enterprise" program is tax-exempt for two years and will enjoy a reduced tax rate of 20% for an eight-year period (subject to an adjustment based upon the foreign investors' ownership of the Company).

                     The Company completed its investment according to its first program on November 27, 1997. Income derived from this program was tax exempt for two years commencing in 1998 and will enjoy a reduced tax of 20% for an additional eight years (subject to an adjustment based upon the foreign investors' ownership of the Company).

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)


                     In 1998, the Company received approval for its first expansion program of its "Approved Enterprise". In 2000, the Company received approval for its second expansion program of its "Approved Enterprise". Income derived from the expansion programs will be tax-exempt for a period of two years and will be subject to a reduced tax rate as mentioned above for an additional period of eight years. The aforementioned benefits are in respect of the taxable income that the Company derives from the expansion programs. The period of benefits for these programs has not yet commenced.

                     The period of tax benefits detailed above is subject to limits of 12 years from the year of commencement of production, or 14 years from the date of granting the approval, whichever is earlier.

                     The tax-exempt profits that will be earned by the Company's "Approved Enterprise" can be distributed to shareholders, without imposing tax liability on the Company only upon the complete liquidation of the Company. As of December 31, 2000, retained earnings included approximately $ 4,597 in tax exempt income earned by the Company's "Approved Enterprise". The Company has decided to permanently reinvest its tax exempt income. Accordingly, no deferred income taxes have been provided on income attributable to the Company's "Approved Enterprise". If these retained tax-exempt profits are distributed in a manner other than in the complete liquidation of the Company, they would be taxed at the corporate tax rate applicable to such profits as if the Company had not elected the alternative tax benefits (currently 20% for an "Approved Enterprise").

                     The Investment Law also grants entitlement to claim accelerated depreciation on equipment used by the "Approved Enterprise" during five tax years.

                     Should the Company derive income from sources other than the "Approved Enterprise" during the periods of benefits, such income shall be taxable at the regular corporate tax rate of 36%.

                     The entitlement to the above benefits is conditional upon the Company's fulfilling the conditions stipulated by the above law, regulations published thereunder and the instruments of approval for the specific investments in "approved enterprises". In the event of failure to comply with these conditions, the benefits may be canceled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest.

              b. Tax benefits under the Israeli Law for the Encouragement of Industry (Taxation), 1969:

                     The Company is an "industrial company" under the Law for the Encouragement of Industry (Taxation), 1969 and, therefore, it is entitled to certain tax benefits, including accelerated rates of depreciation and deduction of public offering expenses.

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)


              c. Measurement of results for tax purposes under the Income Tax Law (Inflationary Adjustments), 1985:

                     Results for tax purposes are measured in real terms of earnings in NIS after certain adjustments for increases in the CPI. As explained in Note 2b, the financial statements are measured in U.S. dollars. The difference between the annual change in the CPI and in the NIS/dollar exchange rate causes a difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not provided deferred income taxes on this difference between the reporting currency and the tax bases of assets and liabilities.

              d.     Net operating losses carryforwards:

                     As of December 31, 2000, the Company had approximately $ 7,870 of Israeli net operating loss carryforwards. The Israeli loss carryforwards have no expiration date.

                     As of December 31, 2000, Fundtech Corporation had a U.S. federal net operating loss carryforward of approximately $ 15,502 which can be carried forward and offset against taxable income for 10-15 years and expire in 2010-2015.

                     Utilization of U.S. net operating losses may be subject to the substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

                     As of December 31, 2000 BBP had a Swiss net operating loss carryforwards of approximately $1,380, which can be offset against taxable income for a period of up to 7 years.

              e.     Deferred income taxes:

                     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                                                                                 DECEMBER 31
                                                                           -----------------------
                                                                             1999           2000
                                                                           --------       --------
                     Deferred tax assets:
                       U.S. net operating loss carryforwards               $  5,005          6,201
                       Israel net operating loss carryforwards                   --            801
                       Swiss net operating loss carryforwards                    --            331
                       Other reserve and allowances                           5,273          4,915
                                                                           --------       --------

                     Total deferred assets before valuation allowance        10,278         12,248
                     Valuation allowance                                    (10,278)       (12,248)
                                                                           --------       --------

                     Balance at the end of the year                        $     --       $     --
                                                                           ========       ========

                     Deferred tax liabilities:
                       Deferred tax due to assets acquired
                        and liabilities assumed (all foreign)              $   (210)      $   (210)
                                                                           ========       ========

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)



                     The Company and its subsidiaries have provided valuation allowances in respect of deferred tax assets resulting from tax loss carryforwards and other temporary differences, since it has a history of losses over the past years. Management currently believes that it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized.

              f.     Income (loss) before taxes on income:

                     Income (loss) before taxes on income consists of the following:

                                                  YEAR ENDED DECEMBER 31,
                                         --------------------------------------
                                           1998           1999           2000
                                         --------       --------       --------
                     Domestic            $  4,183       $  4,665       $  6,943
                     Foreign              (15,575)        (6,376)        (4,566)
                                         --------       --------       --------

                                         $(11,392)      $ (1,711)      $  2,377
                                         ========       ========       ========


NOTE 13: -    SELECTED STATEMENTS OF OPERATIONS DATA

              The Company has evaluated its business activities in accordance with the provisions of SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information" and determined that its operating segments have similar economic characteristics such as products and services, customers' methods used to distribute products and services, and regulatory environment resulting in their aggregation.

              a.     Summary information about geographical destinations:

                     The Company manages its business on a basis of one reportable segment (see Note 1 for a brief description of the Company's business) and follows the requirements of SFAS 131, "Disclosures About Segments of an Enterprise and Related Information". The total revenues are attributed to geographic information, based on the end customers' location.

                                              1998                      1999                      2000
                                      --------------------      --------------------      --------------------
                                                    LONG-                      LONG-                    LONG-
                                       TOTAL        LIVED        TOTAL         LIVED       TOTAL        LIVED
                                      REVENUES     ASSETS       REVENUES      ASSETS      REVENUES     ASSETS
                                      --------     -------      --------      ------      --------     -------
                     Israel           $   693      $   413      $   495      $   538      $   574      $   830
                     U.S.A             19,190        6,422       23,257       16,273       26,942       20,942
                     Australia            262           --          239           --        4,062            7
                     Switzerland           --           --        4,156       10,902        6,313       10,529
                     Others             2,987           --        3,544           26        9,389          139
                                      -------      -------      -------      -------      -------      -------
                                      $23,132      $ 6,835      $31,691      $27,739      $47,280      $32,447
                                      =======      =======      =======      =======      =======      =======

                                                                   FUNDTECH LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)



                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                          1998        1999        2000
                                                         ------      ------      ------
              b.   Financial income, net:

                     Financial expenses:
                       Interest and other                $   24      $   64      $    2
                       Foreign currency translation
                        differences, net                     --          --          33
                                                         ------      ------      ------

                                                             24          64          35
                                                         ------      ------      ------

                     Financial income:
                       Foreign currency translation
                        differences, net                      9          39          --
                       Interest and other                   586       3,781       5,577
                                                         ------      ------      ------

                                                            595       3,820       5,577
                                                         ------      ------      ------

                                                         $  571      $3,756      $5,542
                                                         ======      ======      ======